Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Aspen Series of our reports dated February 16, 2018, relating to the financial statements and financial highlights which appear in the December 31, 2017 Annual Reports to Shareholders of Janus Henderson VIT Balanced Portfolio, Janus Henderson VIT Enterprise Portfolio, Janus Henderson VIT Flexible Bond Portfolio, Janus Henderson VIT Forty Portfolio, Janus Henderson VIT Global Research Portfolio, Janus Henderson VIT Global Technology Portfolio, Janus Henderson VIT Global Unconstrained Bond Portfolio, Janus Henderson VIT Mid Cap Value Portfolio, Janus Henderson VIT Overseas Portfolio, Janus Henderson VIT Research Portfolio, and Janus Henderson VIT U.S. Low Volatility Portfolio (eleven of the portfolios constituting Janus Aspen Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Denver, Colorado

April 27, 2018